Exhibit 99.4

São Paulo, October 10, 2024.

To

BRB Foods Inc.

Rua Doutor Eduardo de Souza Aranha, 387

Conjunto 151

São Paulo, SP, Brazil, 04543-121

Re:	Initial Public Offering of Common Shares of BRB Foods Inc.

Ladies and Gentlemen:

1. We are qualified to practice law in Brazil and have acted as special Brazilian legal counsel to BRB Foods Inc., a corporation incorporated under the laws of the State of Wyoming, in the United States of America (the “Company”), in connection with the filing by the Company, under the U.S. Securities Act of 1933, as amended (“Securities Act”), of a registration statement on Form S-1 (“Registration Statement”) with the United States Securities and Exchange Commission (“SEC”) with respect to a proposed initial public offering (i) of an aggregate of 2,600,000 shares of common stock, par value US$0.001 per share (“Common Shares”) of the Company, all of which are to be issued and sold by the Company (the “Firm Shares”); and (ii) at the election of the underwriters, up to 390,000 additional Common Shares of the Company (the “Optional Shares”). The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares.”

2. In giving this opinion, we have examined and/or relied upon copies of the following documents:

(i)	an electronic copy of the Registration Statement filed with the SEC as of the date hereof; and

(ii)	such other documents, registers, corporate records and certificates of the Company, BR Brands S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil (“BR Brands”) and Boni Logística Ltda., a limited liability company (sociedade limitada) incorporated under the laws of Brazil (“Boni Logística”), as we may have deemed necessary for the purpose of this opinion.

3. In our examination we have, with your consent, assumed without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photostatic, electronic or facsimile copies.

4. In addition, with your consent we have assumed, without any independent investigation or verification of any kind: (i) the Registration Statement and any amendments or supplements thereto (including any of the documents incorporated by reference therein) will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement; (ii) all factual representations made in documents reviewed by us are accurate and complete; (iii) the Shares will be sold and delivered to, and paid for by, the underwriters and the purchasers at the price specified in the Registration Statement, in accordance with the terms thereof, and the terms of an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (iv) except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein.

5. As to matters of fact, we have relied upon certificates, documents and oral and/or written information of the Company, BR Brands and Boni Logística provided to us by officers of the Company, on behalf of the Company and of BR Brands and Boni Logística.

6. We express no opinion as to any laws other than the laws of Brazil as in effect on the date of this letter and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of any State or Federal laws of the United States of America, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

7. Based on the above assumptions and subject to the restrictions and boundaries set forth above, as well as the reservations, qualifications and explanations set forth below, we are of the opinion that:

(i)	the statements relating to Brazilian legal matters made in the Registration Statement under the captions “Enforceability of Civil Liabilities”, “Business–Intellectual Property”, “Business– Government Regulations”, “Business–Environmental Laws and Regulations”, “Risk Factors — Risks Related to Our Business and Industry — Our principal assets are our indirect ownership interests in our subsidiaries BR Brands S.A. (formerly BR Brands Ltda.) and Boni Logistica Ltda. If these subsidiaries are restricted from distributing or otherwise transferring funds to us, pursuant to applicable law, regulation or otherwise, our liquidity, financial condition or results of operations could be materially and adversely affected”, “Risk Factors — Risks Related to Our Business and Industry — We depend on our information technology systems, and any failure of these systems could adversely affect our business and subject us to risks associated with non-compliance with the applicable data protection laws”, “Risk Factors — Risks Related to the Offering, Our Securities and the Securities Markets — Our ability to pay dividends to our shareholders is restricted by applicable laws and regulations and by the ability of our subsidiaries to pay dividends to us”, “Risk Factors — Risks Related to the Offering, Our Securities and the Securities Markets — Proceedings to enforce a U.S. Court judgment in Brazil with respect to our shares may be payable only in Brazilian Real” and “Selling Restrictions – Federative Republic of Brazil”, insofar as they constitute summaries of matters of Brazilian laws and regulations or legal conclusions with respect thereto, constitute fair summaries of the matters described therein in all material respects.

8. Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting, operational or statistical information, and because many determinations involved in the preparation of the Registration Statement are of a wholly or partially non-legal character or relate to legal matters outside the scope of this opinion, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained in the Registration Statement or any amendments or supplements thereto (including any of the documents incorporated by reference therein) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements and information, except as described in paragraph 7(i) above.

9. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

10. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

11. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm in the prospectus constituting a part of the Registration Statement, as it may be amended from time to time, under the captions “Legal Matters” and “Enforceability of Civil Liabilities”.

Very truly yours,

/s/ Mariana Borges
Cescon, Barrieu, Flesch & Barreto Advogados

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